UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2015

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 8, 2015, Level 3 Financing, Inc. (“Level 3 Financing”), a Delaware corporation and a wholly owned subsidiary of Level 3 Communications, Inc. (the “Company” or “Level 3”), entered into a tenth amendment agreement (the “Tenth Amendment Agreement”) to the Existing Credit Agreement (as defined below) to incur $2,000,000,000 in aggregate borrowings under the Existing Credit Agreement through a new Tranche B-II 2022 Term Loan (the “Tranche B-II 2022 Term Loan”). The net proceeds of the Tranche B-II 2022 Term Loan were used to pre-pay the Company’s $2,000,000,000 Tranche B 2022 Term Loan under the Existing Credit Agreement (as defined below).  As a result of the incurrence of the Tranche B-II 2022 Term Loan and the pre-payment of the Tranche B 2022 Term Loan, the total aggregate principal amount of the loans under the Restated Credit Agreement (as defined below) remains $4,610,500,000.  The Tranche B-II 2022 Term Loan matures on May 31, 2022.   The Tranche B-II 2022 Term Loan was priced to lenders at par, with the payment to the lenders of an upfront 25 basis point fee at closing.

The Tranche B-II 2022 Term Loan has an interest rate, in the case of any ABR Borrowing (as defined in the Restated Credit Agreement), equal to (a) the greater of (i) the Prime Rate (as defined in the Restated Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Restated Credit Agreement) in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate (as defined in the Restated Credit Agreement) for a one month interest period on such day and (y) 0.75%, plus (B) 1.0%, plus (b) 1.75% per annum.  In the case of any Eurodollar Borrowing (as defined in the Restated Credit Agreement), the Tranche B-II 2022 Term Loan bears interest at the LIBO Rate for the interest period for such borrowing plus 2.75% per annum.  The “LIBO Rate” (as defined in the Restated Credit Agreement) in respect of any applicable interest period for loans under the Tranche B-II 2022 Term Loan will be deemed to be 0.75% per annum if the LIBO Rate for such interest period calculated pursuant to the provisions in the Restated Credit Agreement would otherwise be less than 0.75% per annum.

The Company, as guarantor, Level 3 Financing, as borrower, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and certain other agents and certain lenders are party to that certain Credit Agreement, dated as of March 13, 2007, as amended and restated by that certain Ninth Amendment Agreement, dated as of October 31, 2014 (the “Existing Credit Agreement”). The Existing Credit Agreement as further amended and restated by the Tenth Amendment Agreement is referred to as the “Restated Credit Agreement.”

Level 3 Financing’s obligations under the Tranche B-II 2022 Term Loan are, subject to certain exceptions, secured by certain of the assets of (i) the Company and (ii) certain of the Company’s material domestic subsidiaries which are engaged in the telecommunications business and which were able to grant a lien on their assets without regulatory approval.  The Company and certain of its subsidiaries have also guaranteed the obligations of Level 3 Financing under the Tranche B-II 2022 Term Loan. Upon obtaining regulatory approvals, Level 3 Communications, LLC, an indirect, wholly owned subsidiary of the Company (“Level 3 LLC”), and its material domestic subsidiaries will guarantee and, subject to certain exceptions, pledge certain of their assets to secure, the obligations under the Tranche B-II 2022 Term Loan.

The restrictive covenants and events of default contained in the Restated Credit Agreement are substantially the same as those in the Existing Credit Agreement, other than amendments to the Restated Credit Agreement to provide that (i) the Company or any of its Restricted Subsidiaries (as defined in the Restated Credit Agreement) or Level 3 Financing or any Borrower Restricted Subsidiary (as defined in the Restated Credit Agreement) may incur indebtedness under credit facilities at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries or of the Borrower and the Borrower Restricted Subsidiaries (in each case as defined in the Restated Credit Agreement), as applicable, subject to the other terms and conditions set forth in the Restated Credit Agreement and (ii) Level 3 Financing or any Borrower Restricted Subsidiary (as defined in the Restated Credit Agreement) may incur indebtedness as along as the Borrower Debt Ratio (as defined in the Restated Credit Agreement) would be less than 4.75 to 1.0, subject to the other terms and conditions set forth in the Restated Credit Agreement.

Such amendments will not become effective until such time in the future as Level 3 Financing obtains the consent of such additional Lenders that, taken together with the Tranche B-II 2022 Term Lenders, will constitute the Required Lenders (as defined in the Restated Credit Agreement).

The foregoing description of the Tenth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Tenth Amendment Agreement and the accompanying Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the Tenth Amendment Agreement, in connection with the incurrence of the Tranche B-II 2022 Term Loan and the lending of the proceeds thereof by Level 3 Financing to Level 3 LLC, Level 3 Financing and Level 3 LLC entered into an Amended and Restated Loan Proceeds Note with an initial principal amount of $6,610,500,000, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  In connection with the pre-payment of the Tranche B 2022 Term Loan and the corresponding partial pre-payment by Level 3 LLC of the Exhibit 10.2 loan proceeds note, Level 3 Financing and Level 3 LLC entered into a subsequent Amended and Restated Loan Proceeds Note with an initial principal amount of $4,610,500,000, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of this transaction, along with capital markets transactions completed earlier in the second quarter, the Company initially expected to recognize a loss in the second quarter of 2015 of approximately $176 million on extinguishment of debt.  However, as reported in the Company’s Form 10-Q for the quarterly period ending March 31, 2015 and as a result of the final lender allocations of the Tranche B-II 2022 Term Loan, the Company currently expects that it will recognize a loss on modification and extinguishment of debt of approximately $163 million in the second quarter of 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1                    Tenth Amendment Agreement to the Amended and Restated Credit Agreement, dated as of May 8, 2015, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

10.2                    Amended and Restated Loan Proceeds Note, dated as of May 8, 2015, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

10.3                    Amended and Restated Loan Proceeds Note, dated as of May 8, 2015, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: May 15, 2015

Exhibit Index

Exhibit	Description

10.1

Tenth Amendment Agreement to the Amended and Restated Credit Agreement, dated as of May 8, 2015, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

10.2	Amended and Restated Loan Proceeds Note, dated as of May 8, 2015, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

10.3	Amended and Restated Loan Proceeds Note, dated as of May 8, 2015, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.